Exhibit 99.1

BARCLAYS GLOBAL CONSUMER STAPLES CONFERENCE 09.04.2019 | InterContinental Boston

Forward Looking Statements These materials and the oral statements made from time to time by executive officers of B&G Foods may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Statements in this presentation that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this presentation include, without limitation, statements related to future plans, strategies and operations; net sales, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share and total shareholder return; the expected impact of acquisitions, including the recently completed Clabber Girl acquisition; the expected impact of cost savings initiatives and pricing actions; the adequacy of our net cash provided by operating activities and existing and future sources of liquidity to enable payments of interest and the repayment of debt and the payment of quarterly dividends; expectations regarding future purchases, if any, of our common stock under our existing repurchase authorization; and B&G Foods’ overall expectations for fiscal 2019 and beyond. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” ” assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to the future to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: our substantial leverage; the effects of rising costs for our raw materials, packaging, ingredients and distribution; crude oil prices and their impact on distribution, packaging and energy costs; our ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for our products and local economic and market conditions; our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions or our failure to realize anticipated revenue enhancements, cost savings or other synergies; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act; our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our international procurement, sales and operations; future impairments of our goodwill and intangible assets; our ability to successfully complete the implementation and operate a new enterprise resource planning (ERP) system; our ability to protect information systems against, or effectively respond to a cybersecurity incident or other disruption; our sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2018 filed on February 26, 2019 and in B&G Foods’ subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 1

About Non-GAAP Financial Measures This presentation includes “non-GAAP (Generally Accepted Accounting Principles) financial measures.” “Adjusted diluted earnings per share” (which we define as diluted earnings per share adjusted for certain items that affect comparability), “EBITDA” (which we define as net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt), and “adjusted EBITDA” (which we define as EBITDA, further adjusted for cash and non-cash acquisition-related expenses, gains and losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up, and gains and losses on sale of assets), non-recurring expenses, gains and losses and the non-cash accounting impact of the Company’s inventory reduction plan), are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. 2

About Non-GAAP Financial Measures (cont’d) B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of our company’s forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for deferred taxes; loss on extinguishment of debt; acquisition / divestiture-related and non-recurring expenses, gains and losses, including severance and other expenses primarily relating to a workforce reduction; the non-cash accounting impact of our inventory reduction plan; restructuring expenses; gains and losses on the sale of assets; and other charges reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material. Additional information regarding these non-GAAP financial measures, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, is included elsewhere herein and in B&G Foods’ Current Reports on Form 8-K filed with the SEC on February 26, 2019, May 2, 2019 and August 1, 2019; Quarterly Reports on Form 10-Q for the quarter ended March 30, 2019 filed with the SEC on May 7, 2019 and for the quarter ended June 29, 2019 filed with the SEC on August 6, 2019, and Annual Report on Form 10-K for fiscal 2018 filed with the SEC on February 26, 2019. Copies of these filings may be viewed at B&G Foods’ website at www.bgfoods.com under “Investors – SEC Filings.” 3

Presenters Ken Romanzi Bruce Wacha President and Chief Executive Officer Executive Vice President of Finance and Chief Financial Officer 4

OVERVIEW OF B&G FOODS

B&G Foods is a Unique Food Stock Value driven by growth through disciplined acquisition strategy Cash Flow Focus Commitment to returning a substantial portion of our cash stockholders in the form of dividends to 6

B&G Foods Since IPO Has Had an Extended Period of Steady Growth $1701 $1646 $1372 $959 $837 $725 $634 $544 $513 $501 $487 $471 $411 $379 $373 $60 2004 IPO(1) $62 2005 $69 2006 $94 2007 $89 2008 $103 2009 $120 2010 $131 2011 $169 2012 $184 2013 $194 2014 $218 2015 $322 2016 $333 2017 $314 2018 Net Sales Adj. EBITDA Note: 2014 - 2017 net sales have been adjusted as a result of a new FASB revenue recognition standard that we adopted in fiscal 2018 and reclassified marketing development funds (MDF) as a reduction of net sales, with a comparable reduction in SG&A and no impact to net income or adjusted EBITDA. 2004 – 2013 net sales have not been adjusted to reflect the new FASB revenue recognition standard. 7 1.B&G Foods’ IPO was completed in October 2004. Financial Performance ($mm)

B&G Foods Has Maintained a Longstanding Commitment Returning Cash to Shareholders of Cash Returned to Shareholders ($ in millions, except for per share data) $957 $67(2) SHARE REPURCHASES $890 CUMULATIVE DIVIDENDS $1.90 $0.848 Annual Dividend Rate per share at IPO(1) Current Dividend Rate per share Cumulative Cash Returned to Shareholders From IPO(1) Through August 2019 Note: Dividend rate per share represent annualized figures. 1.B&G Foods’ IPO was completed in October 2004. 2.Includes 1,180,093 shares of our common stock repurchased for an average price of $18.71 per share or $22.1 million in the aggregate (excluding fees and commissions) from August 1, 2019 through August 31, 2019. 8

B&G Foods Has Delivered Superior Since Transferring to the NYSE Shareholder Returns Source: Factset. Note: Transferred to NYSE on 5/23/2007. Market data as of 8/23/2019. 1.Returns the compound total return, with dividends reinvested by default on the ex-date, for dates requested. The prices used in the total return calculations are adjusted for special dividends. 9 87.0% 172.8% Total Shareholder Return (1)

We Have Assembled a Portfolio of More than 50 Brands 1998 ACQUISITION JULY 1999 ACQUISITION FEBRUARY Polane MARCH 2004 IPO OCTOBER 2006 2007 ACQUISITION FEBRUARY •Molas•ses ACQUISITION JANUARY CREAM WHEAT . B•G fOODS, INC. • TRANSFER TO NYSE MAY MAY BGS lllmD NYSE l ll l1 iii l 2012 ACQUISITION OCTOBER 2013 ACQUISITION MAY 2016 ACQUISITION NOVEMBER 2017 ACQUISITION OCTOBER 2018 ACQUISITION JULY R•EI li!U"' ' - COFFEE • TRUE I CRTH ' (I • ..SA.U.,C.ES-l S.!A.SO.NINGS ......... SPICiliSIANDS. • GUARD. DECEMBER ·-w.-V ! 10 B&G FOODS, INC. '.< CL...BBER GIRL, 1996 ACQUISITION DECEMBER ' 2010 ACQUISITION NOVEMBER pontqinl. 1997 ACQUISITION JUNE REGINA. WrightS. - 'VWliBlfi I SYRllP AUGUST 2011 ACQUISITION NOVEMBER .., STAI1C .!T,VI.iN.!. 2000 LICENSE JUNE 2014 ACQUISITION APRLI 2003 ACQUISITION AUGUST cau@Q.Q 2015 ACQUISITION JULY · NOVEMBER Mill@ w-Carys MacDonald's. LEO· 2019 ACQUISITION

We Have a Diverse Portfolio Across 5 Core Pillars PLANT BASED 33% SNACKS 7% CONDIMENTS 23% SPICES 21% MEALS 17% 1) Excludes net sales of Clabber Girl and Pirate Brands. 11

A Portfolio of Large, Established & Defensible Niche Brands BR7ANDS ANNUAL NET SALES BY BRAND $500+ Million plus Spices & Seasonings account for ~71% or $1.2 billion of net sales(1) $100+ Million $50-$70 Million <$50 Million 1. Pro forma for the sale of Pirate Brands on 10/17/2018 and the acquisition of Clabber Girl on 5/15/2019. 12

We Have a Brand in Nearly Every Household 81% of consumers Have at least 1 B&G Foods brand In their home Source: Ask Suzy Poll: General population consumers polled as of August 15, 2019. 13

We Have a Brand in Every Aisle SNACKS CONDIMENTS BREAKFAST CANNED MEATS HB&A SOUPS DRESSINGS SEASONINGS MEXICAN SAUCES CRACKERS BAKING CHECKOUTS 14 FROZEN FLORAL DELI DAIRY DAIRY & EGGS POULTRY MEAT FISH & VEGETABLES BAKERY PHARMACY ENTRANCE ENTRANCE FROZEN PRODUCE

75% of Our Brands Compete in Growing Categories Fruit Juice Sweetened Preserves Full Service Mexican Bagel Chips Baked Beans Baking Powder Baking Soda Meat Spreads Canned Tomatoes Enchilada Sauces Frozen Vegetables Wine Vinegars Grilling Spices Traditional Spices Ingredient Beans Super Premium Pasta Sauce Jarred Garlic Sugar Free Syrup Shelf Stable Vegetables Sugar Substitutes Liquid Smoke Specialty Nuts Specialty Granola Premium Spices Popcorn Seasoning Pizza Sauce Pure Maple Syrup 15

Many of Our Brands are #1 or #2 Nationally or Regionally in the Categories or Markets Where They Compete BRAND IN CATEGORY OR MARKET Spices & Seasonings Brands Sources: B&G Foods management estimates, AC Nielsen data. 16

Our Largest Brands Are Driving Growth 8.9% Frozen 3.9% Shelf Stable 1.9% (1.0%) 1.4% Total Company Sales Source: Nielsen AOD – TTL US xAOC, 52 week data as of 7/27/19. 17 Spices & Seasonings Brands(1.9%) 1.5% 3.7% 4.3% Latest 52 – Weeks Retail Sales Growth 9.3%

RECENT PREFORMANCE

While Recent Top Line Growth Has Stalled Growth Has Accelerated, Earnings $1701 $1646 $1372 $959 $837 $725 $634 $544 $513 $501 $487 $471 $411 $379 $373 $60 2004 IPO(1) $62 2005 $69 2006 $94 2007 $89 2008 $103 2009 $120 2010 $131 2011 $169 2012 $184 2013 $194 2014 $218 2015 $322 2016 $333 2017 $314 2018 Net Sales Adj. EBITDA Note: 2014 - 2017 net sales have been adjusted as a result of a new FASB revenue recognition standard that we adopted in fiscal 2018 and reclassified marketing development funds (MDF) as a reduction of net sales, with a comparable reduction in SG&A and no impact to net income or adjusted EBITDA. 2004 – 2013 net sales have not been adjusted to reflect the new FASB revenue recognition standard. 19 1.B&G Foods’ IPO was completed in October 2004. Financial Performance ($mm)

We Doubled in Size From 2014 to 2018 Net Sales ($mm) Increased net sales by $864 million $1701 Increased adj. EBITDA by $120 million Increased inventory by ~$295 million Spices & Seasonings Brands Increased employees by ~1,700 $837 Added 15 manufacturing facilities, warehouses, and distribution facilities 2014 2018 Increased Total Enterprise Value by ~$900million Note: 2014 net sales have been adjusted as a result of a new FASB revenue recognition standard that we adopted in fiscal 2018 and reclassified MDF as a reduction of net sales, with a comparable reduction in SG&A and no change to net income or adjusted EBITDA. Total Enterprise Value represents market capitalization plus long-term debt minus cash and cash equivalents. 20

We Experienced Growing Pains × Financial Performance ($mm) Grew net sales but margins declined Financial Performance ($mm) $1701 × $1646 Increased inventory ~ $150 million in 2017 Reduced inventory ~ $100 million in 2018 $1372 × 23.5% Unprecedented industry-wide freight inflation 20.2% 18.5% $333 $322 $314 × Input cost and wage inflation 2016 2017 2018 Net Sales Adj. EBITDA % Adj. EBITDA Margin Note: 2014 - 2017 net sales have been adjusted as a result of a new FASB revenue recognition standard that we adopted in fiscal 2018 and reclassified MDF as a reduction of net sales, with a comparable reduction in SG&A and no impact to net income or adjusted EBITDA. 2004 – 2013 net sales have no been adjusted to reflect the new FASB revenue recognition standard. 1.B&G Foods’ IPO was completed in October 2004. 21

And Our Total Shareholder Returns Have Suffered Total Shareholder Return (1) Source: Factset. Note: Transferred to NYSE on 5/23/2007. Market data as of 8/23/2019. 1.Returns the compound total return, with dividends reinvested by default on the ex-date, for dates requested. The prices used in the total return calculations are adjusted for special dividends. 22 87.0% 172.8%

We Have Taken Steps to Return to Growth Appointed first outside CEO in recent years Net Sales ($mm) Enhanced leadership structure & people $1665 - $1700 $1700 Implemented price increases in 2018 and 2019 Initiated a comprehensive cost savings program Divestiture of Acquisition of Completed successful divestiture Pirate Brands of Reduced long-term debt by $415mm from YE 2017 to Q2 2019 2018 ($ in millions) 2019E Significantly reduced interest expense Acquired Clabber Girl 2018 net sales includes approximately $74.9 million in net sales generated by Pirate Brands which was sold on 10/17/2018. 2019 net sales guidance includes approximately $8 million in net sales generated in the second quarter and $30 to 35 million in net sales expected to generated in the third and fourth quarters of 2019 by Clabber Girl which was acquired on 5/15/2019. 23

B&G FOODS VISION

Our Vision: To Be a Part of Every Eating Occasion SNACKING & ENTERTAINING FAMILY GATHERINGS BAKING & COOKING GRILLING GREATNESS BREAKFAST TRADITIONS 25

Our Mission Acquire and nurture undervalued brands Innovate to meet consumers’ needs Deliver shareholder value 26

Our Long Term Goals $3 billion in net sales 27.5% to sales 30% gross profit as % net 20% adjusted EBITDA as % net sales 27

Our Strategic Imperatives DRIVE ORGANIC GROWTH IMPROVE MARGINS ACQUIRE & INTEGRATE BUSINESS BUILD A WINNING WORKPLACE 28

Drive Organic Growth Manage brand portfolio for 0% to 2% organic growth Drive growth on key brands Manage and maintain remaining for cash flow brands Focus on fewer, bigger, better innovations Invest in underdeveloped channels 29

We Will Growth Manage Our Brand Portfolio to 0%-2% Organic NTAIN Medium Size Low High 30 Growth Potential High Low MANAGE Profitability Seasonings MAI Shelf Stable Pure Maple Molasses Meals BFY Snacks Frozen

We Have Re-Awakened the Giant Total Green Giant* - $ Retail Sales (2016 – Aug 2019) +7.0% 693,601,060 +7.2% 665,394,647 +14.4% 2015 2016 2017 2018 2019 1.*Total GG= GG Frz Veg+Pizza Crust+Bowls+LGS+GG SS+LS SS; Nielsen AOD, TTL US xAOC; 52 weeks ending 8/24/2019. 31 621,063,480620,818,390 542,899,939

We Have Re-Awakened the Giant

Largest Vegetable Brand

More than **$1B**

in Retail Sales[1]

Only Vegetable Brand

found in **3** departments

(Frozen, Shelf Stable and Fresh)

95%

Brand Awareness[3]

#1 brand Veggie Tots, Riced and Mashed[2]

#2 brand Veggies[2]

(Retail $ Sales & Velocity)

Fastest Growing Frozen Vegetable Brand

+8.9%[2]

1. Nielsen. Includes B&G Foods' net sales of Green Giant shelf stable and frozen products and third party licensees' net sales of Green Giant Fresh products.
2. Nielsen TTL xAOC, 52 Weeks Ending 7/27/19.
3. FRC, Vegetable Attitude & Usage Study, Dec 2016.

32

B&G Foods, Inc.

Green Giant Innovation Drives Growth Over $423mm in Retail Sales Since Launch! $61mm $170mm $56mm $110mm $13mm $5mm $7mm $4mm Note: Represents sales at retail per Nielsen TTL xAOC, 52 Weeks Ending 7/27/19 33

Innovation Launched in Q4 2018


NEW!
Green Giant
CAULIFLOWER PIZZA CRUST
50% FEWER CALORIES
ORIGINAL
Green Giant
CAULIFLOWER PIZZA CRUST
50% FEWER CALORIES
TUSCAN
NEW
Green Giant
Harvest PROTEIN BOWLS
12g PROTEIN
SOUTHWEST STYLE
NEW
Green Giant
Harvest PROTEIN BOWLS
13g PROTEIN
ITALIAN STYLE
NEW
Little Green SPROUT'S organics by Green Giant
RICED VEGGIES
CAULIFLOWER
100% VEGGIES
GLUTEN FREE
4g CARBS
NEW
Little Green SPROUT'S organics by Green Giant
VEGGIE SPIRALS
BUTTERNUT SQUASH
GLUTEN FREE
12g CARBS
NEW
Little Green SPROUT'S organics by Green Giant
MASHED CAULIFLOWER
GARLIC + HERB
9g CARBS

B&G Foods, Inc.

34

Green Giant Core Frozen Renovation 2019 -------B&G FOODS, INC. 35

Green Giant Core Frozen Innovation


NEW VARIETY
Green Giant
Riced Veggies
SIMPLY STEAM
RICED CAULIFLOWER, BROCCOLI FLORETS & CHEESE SAUCE
40 CALORIES
NEW VARIETY
Green Giant
Riced Veggies
SIMPLY STEAM
RICED CAULIFLOWER ITALIAN STYLE
60 CALORIES
NEW VARIETY
Green Giant
Riced Veggies
SIMPLY STEAM
RICED CAULIFLOWER & CHEESE SAUCE
40 CALORIES
NEW VARIETY
Green Giant
Riced Veggies
SIMPLY STEAM
RICED CAULIFLOWER CASSEROLE
110 CALORIES

36

B&G FOODS, INC.

Green Giant Planned Innovation Fall 2019 37 B&G FOODS, INC.

Mama Mary’s Restage New Packaging! New: Premium Line of Cucina Di Casa Pizza Crust, Kits & Sauces 38

Back to Nature Restage: Current State b a ck to : . -------B&G FOODS, INC. 39 NffTUE b n ck to N6JURE

To Be The Leader New Packaging & In Plant Based Snacks Innovation Coming in 2020 Q4 2019 New Base Line Packaging 2020 New Innovation 40

Mrs. Dash Restage Vision: Re-introduce Mrs. Dash To Core Consumer & Increase Household Penetration Dieticians Brand Refresh Baby Boomers Joy Bauer, MS, RDN 41

Ortega Vision: Reinvent Shelf Stable Mexican Squeezable Bottles! Convenient Kits! New, Healthier Ingredients! 42

Invest in Underdeveloped Channels Club Away From Home E-Commerce 43

Improve Margins Optimize logistics network Optimize manufacturing network Rationalize product and packages Optimize Net Pricing Leverage SG&A 44

Optimize Logistics Network: Houston to Fontana, CA 45 •Houston to Fontana, CA estimated to save 4mm miles & $6mm annually •So. Cal/No. Cal/Pac NW markets serviced from Fontana saving miles •Replenishment costs mitigated through higher use of intermodal

Optimize Logistics Network: W. Memphis to Ft. Worth Leadership 46 •West Memphis to Ft. WorBth&eGsFtiomoadsteSdutpoplsyaCvheain $3MM annually. •Most large customers located in the DFW area. •Estimated to reduce 1MM miles annually.

Optimize Manufacturing Network

Opportunities exist to make our manufacturing network more efficient



WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
WV
DC
PA
MD
DE
NJ
NY
VT
NH
MA
CT
RI
ME
Mexico

St. Evariste, QC	Roseland, NJ	Stoughton, WI
St. Johnsbury, VT	Williamstown, NJ	Ankeny, IA
Portland, ME	Hurlock, MD	Irapuato, MX
Brooklyn, NY	Yadkinville, NC	

Underutilized Manufacturing Facilities

- Single shift
- Lack of automation
- Infrastructure issues

Similarities with Co-manufacturers

- Large mix of co-manufacturers with overlap in capabilities

B&G FOODS, INC.

47

Acquire & Integrate Businesses Branded food products with defensible market positions Center store opportunities with high and stable margins Acquire “like” products to facilitate sales, distribution and G&A synergies Cash flow driven M&A strategy focused on acquiring brands at accretive multiples 48

 Clabber Girl: A Perfect Fit #1 Baking Powder #2 Baking Soda #2 Corn Starch 49

Building A Winning Workplace Enhance organization, systems processes & Foster learning & development Promote best-in-class work environment & culture 50

We Have A Highly Engaged Organization t!YA From: Employee Engagement Survey-May 2019. Results from 461 salaried employees (92% of those surveyed in U.S., Canada, & Mexico responded). 51 B&G FOODS, INC.

FINANCIAL UPDATE

2019 Full Year Guidance Net Sales $1,665 - $1,700 Adj. EBITDA $305 – $320 Adj. Diluted EPS $1.85 – $2.00 53 MetricGuidance (mm)

B&G Foods Long Term Growth Objectives enhance growth through accretive M&A Cash Interest and Cash Taxes 54 Net Sales Growth 0% – 2% base business with ability to Adjusted EBITDA as % of Net Sales 18.5% – 20.0% Adjusted EBITDA less CapEx, Cash Interest and Cash Taxes ~ 50% to 60% of Adjusted EBITDA Dividend ~ 60% of Adjusted EBITDA less CapEx, Leverage 4.5x – 5.5x Net Debt / Adj. EBITDA

We Are Now Poised to Execute our Vision for Growth 2024 27.5% - 30% Gross Profit $3bn in Net Sales 20% Adj. EBITDA SG&A Benefits channels Acquisitions acquisitions 55 BEST-IN-CLASS WORK ENVIRONMENT AND CULTURE + FOCUSED AND EFFECTIVE MANAGEMENT TEAM Leverage Gross Profit Accretive Generate 0–2% top-line growth Invest in underdeveloped Opportunistic Cost savings initiatives Optimize pricing and trade Optimize manufacturing /logistics network

THANK YOU!

APPENDIX

Historical Financial Performance

($ in millions)	Fiscal Year Ended December								
	2011	2012	2013	2014	2015	2016	2017	2018	H1 2019
Net Sales	$ 543.9	$ 633.8	$ 725.0	$ 837.3	$ 958.9	$ 1,372.3	$ 1,646.4	$ 1,700.8	$ 783.9
% growth	*5.9%*	*16.5%*	*14.4%*	*15.5%*	*14.5%*	*43.1%*	*20.0%*	*3.3%*	*(4.4%)*
Gross Profit	$ 177.8	$ 223.3	$ 242.9	$ 237.1	$ 282.1	$ 429.0	$ 440.6	$ 349.5	$ 179.9
% margin	*32.7%*	*35.2%*	*33.5%*	*28.3%*	*29.4%*	*31.3%*	*26.8%*	*20.5%*	*23.0%*
Adjusted EBITDA	$ 131.1	$ 169.0	$ 184.0	$ 194.1	$ 217.8	$ 322.0	$ 333.2	$ 314.2	$ 146.8
% margin	*24.1%*	*26.7%*	*25.4%*	*23.2%*	*22.7%*	*23.5%*	*20.2%*	*18.5%*	*18.7%*
Depreciation and Amortization	$ 16.2	$ 18.9	$ 24.1	$ 27.4	$ 28.7	$ 37.3	$ 49.2	$ 53.6	$ 28.4
% of net sales	*3.0%*	*3.0%*	*3.3%*	*3.3%*	*3.0%*	*2.7%*	*3.0%*	*3.2%*	*3.6%*
Adjusted EBIT	$ 114.9	$ 150.1	$ 159.9	$ 166.7	$ 189.1	$ 284.8	$ 284.0	$ 260.5	$ 118.4
% margin	*21.1%*	*23.7%*	*22.1%*	*19.9%*	*19.7%*	*20.8%*	*17.3%*	*15.3%*	*15.1%*
Net Cash Provided by Operating Activities	$ 72.0	$ 100.5	$ 114.9	$ 99.1	$ 128.5	$ 289.7	$ 37.8	$ 209.5	$ 16.8
Capex	$ 10.6	$ 10.6	$ 14.6	$ 19.0	$ 18.6	$ 42.4	$ 59.8	$ 41.6	$ 18.1
% of net sales	*1.9%*	*1.7%*	*2.0%*	*2.3%*	*1.9%*	*3.1%*	*3.6%*	*2.4%*	*2.3%*
Adjusted diluted earnings per share	$ 1.09	$ 1.35	$ 1.43	$ 1.44	$ 1.53	$ 2.07	$ 2.12	$ 1.85	$ 0.82

Note: 2014 – 2017 net sales have been adjusted as a result of a new FASB revenue recognition standard that we adopted in fiscal 2018 and reclassified marketing development funds (MDF) as a reduction of net sales, with a comparable reduction in SG&A and no change to net income or adjusted EBITDA. Prior to the revenue recognition adjustment, net sales for 2014, 2015, 2016 and 2017 were $844mm, $966mm, $1,391mm and $1,668mm, respectively. 2011 – 2013 net sales have not been adjusted for the new revenue recognition standard .

58

B&G Foods, Inc.

Non-GAAP Reconciliations – Net Income to EBITDA and Adjusted EBITDA

($ in millions)	Fiscal Year								H1
	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net Income	$ 50	$ 59	$ 52	$ 41	$ 69	$ 109	$ 217	$ 172	$ 35
Income Tax Expense (Benefit)	27	32	29	23	52	68	(69)	50	12
Interest Expense, Net	37	48	42	47	51	74	92	108	46
Depreciation and Amortization	16	19	24	27	29	37	49	54	28
Loss on Extinguishment of Debt[1]	-	10	31	6	-	3	1	13	-
EBITDA	**$ 130**	**$ 168**	**$ 178**	**$ 144**	**$ 201**	**$ 292**	**$ 290**	**$ 397**	**$ 122**
Acquisition / Divestiture-Related Expenses	1	1	6	7	6	18	36	27	9
Impairment of Intangible Assets	-	-	-	34	-	5	-	-	-
Inventory Reduction Plan Impact[2]	-	-	-	-	-	-	-	66	16
Loss on Disposal of Inventory	-	-	-	5	-	1	3	-	-
Loss on Product Recall, Net of Insurance Recovery	-	-	-	13	2	-	-	-	-
Loss / (Gain) on Sale of Assets	-	-	-	-	-	-	2	(176)	-
Distribution Restructuring Expenses	-	-	-	-	3	1	-	-	-
Amortization of Acquisition-Related Inventory Step-Up	-	-	-	-	6	5	2	-	-
Gain on Change in Fair Value of Contingent Consideration	-	-	-	(8)	-	-	-	-	-
Adjusted EBITDA	**$ 131**	**$ 169**	**$ 184**	**$ 194**	**$ 218**	**$ 322**	**$ 333**	**$ 314**	**$ 147**

Note: Numbers in this table may not foot due to rounding.

1) Fiscal 2018 loss on extinguishment of debt includes the write-off of deferred debt financing costs and unamortized discount of $11.1 million and $2.0 million, respectively, relating to the prepayment of outstanding borrowings under the tranche B term loans. Fiscal 2017 loss on extinguishment of debt includes the tax impact of the change in our effective tax rate as a result of the U.S. Tax Act, the write-off of deferred debt financing costs and unamortized discount of $0.9 million and $0.2 million, respectively, relating to the repayment of all outstanding borrowings under the tranche A term loans and less than $0.1 million relating to the refinancing of our tranche B term loans. Fiscal 2016 loss on extinguishment of debt includes the write-off of deferred debt financing costs of $2.2 million and the write-off of unamortized discount of $0.6 million in connection with the repayment of $40.1 million aggregate principal amount of our tranche A term loans and $109.9 million aggregate principal amount of our tranche B term loans. 2014 loss on extinguishment of debt includes the write-off of deferred debt financing costs of $5.4 million and the write-off of unamortized discount of $0.3 million in connection with the termination of prior credit agreement and the repayment of all outstanding obligations thereunder. 2013 loss on extinguishment of debt includes costs relating to the repurchase of $248.5 million aggregate principal amount of 7.625% senior notes and the repayment of $222.2 million aggregate principal amount of tranche B term loans, including the repurchase premium and other expenses of $20.2 million, the write-off of deferred debt financing costs of $8.3 million and the write-off of unamortized discount of $2.8 million. 2012 loss on extinguishment of debt includes costs relating to the partial redemption of $101.5 million aggregate principal amount of 7.625% senior notes, including the repurchase premium and other expenses of $7.7 million, the write-off of deferred debt financing costs of $1.5 million and the write-off of unamortized discount of $0.5 million. Loss on extinguishment during fiscal 2012 also includes costs related to the amendment and restatement of the Company's credit agreement, including the write-off of deferred debt financing costs of $0.4 million, unamortized discount of $0.1 million and other expenses of $0.2 million.

2) For the first two quarters of 2019, inventory reduction plan impact of $16.4 million includes the underutilization of the Company's manufacturing facilities as the Company reduced inventory during the implementation of an inventory reduction plan. For fiscal 2018, the inventory reduction plan impact of $66.3 million includes $51.1 million of fixed manufacturing, warehouse and other corporate overhead costs associated with inventory purchased and converted into finished goods in fiscal 2017 and sold in fiscal 2018 and $15.2 million for the underutilization of the Company's manufacturing facilities as the Company reduced inventory during the implementation of the inventory reduction plan.

59

B&G Foods, Inc.

Non-GAAP Reconciliations – Net Income to Adj. Net Income and Adj. Diluted Earnings Per Share Net Income Non-recurring adjustment to deferred taxes Loss on extinguishment of debt, net of tax Acquisition-related expenses, net of tax Inventory reduction plan impact, net of tax Non-cash adjustments on interest-rate swap, net of tax Distribution restructuring expenses, net of tax Acquisition-related inventory step-up, net of tax Impairment of intangible assets, net of tax Loss on disposal of inventory, net of tax Gain on contingent consideration, net of tax Loss on product recall, net of tax Loss / (Gain) on sale of assets, net of tax Tax true-ups Adjusted Net Income $ 50 - 1 - - 2 - - - - - - - - $ 59 - 7 1 - - - - - - - - - - $ 52 - 20 4 - - - - - - - - - - $ 41 - 4 5 - - - - 22 3 (5) 8 - - $ 69 7 - 4 - - 2 4 - - - 1 - - $ 109 1 2 11 - - 1 3 3 1 - - - - $ 217 (110) 1 26 - - - 2 - 2 - - 1 - $ 172 - 10 21 51 - - - - - - - (133) 1 $ 35 - - 6 12 - - - - - - - - - $ 53 $ 67 $ 76 $ 78 $ 87 $ 131 $ 140 $ 122 $ 54 Adjusted Diluted Earnings Per Share $ 1.09 $ 1.35 $ 1.43 $ 1.44 $ 1.53 $ 2.07 $ 2.12 $ 1.85 $ 0.82 Note: Numbers in this table may not foot due to rounding. 60 ($ in millions, except per share data) Fiscal Year H1 2011 2012 2013 2014 2015 2016 2017 2018 2019

Capitalization and Credit Statistics Revolver 4.625% Senior Notes due June 2021 5.25% Senior Notes due April 2025 $ 215.0 700.0 900.0 Total Debt Cash $ 1,815.0 (19.9) Net Debt $ 1,795.1 Net Debt / 2019E Adjusted EBITDA before Share-based Comp (1) 5.67 x 2019E Adjusted EBITDA (1) 2019E Adjusted EBITDA before Share-Based Comp (1) $ $ 312.5 316.5 1. Based on the midpoint of our previously stated fiscal 2019 guidance for adjusted EBITDA of $305.0 to $320.0 million. 61 Actual June 29, 2019

BARCLAYS GLOBAL CONSUMER STAPLES CONFERENCE 09.04.2019 | InterContinental Boston